1
EXHIBIT B
                                    EXHIBIT B
                    CONSULTING AND NON-COMPETITION AGREEMENT
This Agreement is made on February 1, 2004 between Aptus Corp., (the "Company") and Win Straube (the "Consultant"), a marketer of computer software and services, and is effective on February 1, 2004. The Consultant has extensive experience regarding business strategy, and the Company seeks to benefit from the Consultant's expertise by retaining the Consultant as a Business Consultant. The Consultant wishes to perform consulting services for the Company. Accordingly, the Company and the Consultant agree as follows: 1. Services a. The consultant shall provide advice and consulting services to the Company with respect to matters related to selling and marketing QwikQuote software and related services online. The Consultant shall be engaged by the Company as a consultant for the exchange of ideas only and under the terms of this Agreement, shall not direct or conduct research for or on behalf of the Company.
b. Upon request by the Company and in return for compensation detailed in Article 2, the Consultant shall keep the Company informed about business strategy for software reselling as they may broaden or change from time to time as well as be available for assisting in quality control issues.
c. The Company acknowledges that the Consultant is an employee of The Straube Center, Inc. and is subject to The Straube Center's policies, including policies concerning consulting, conflicts of interest, and intellectual property. If there is a conflict between Consultant's obligations under The Straube Center's policies and any of Consultant's obligations to Company pursuant to this Agreement, the Consultant's obligations under The Straube Center policies take priority over any obligations the Consultant may have to the Company by reason of this agreement.

2.                Non-Competition
                  The Consultant represents to the Company that the Consultant does not have any agreement to provide consulting services to any other party, firm, or company in the sales quoting software industry on matters relating to the scope of this consultancy, and will not enter into any such agreement during the term of this Agreement. The Consultant agrees that he shall not, for the period commencing on February 1, 2004 and ending on January 31, 2005, own an equity interest in, or manage, or act as a director or agent of, operate, be employed by, or perform consulting services for, any firm, person, corporation or enterprise which is engaged in the business of creating, marketing or reselling sales quoting software or services.
3.       Compensation
                  As full consideration for the consulting services provided by the Consultant, the Company shall pay to the Consultant $10,000 upon signing of this agreement. The Company will also pay $7,000 in consideration of the Consultant's non-competition agreement upon signing of this agreement.
4.                Confidentiality

a. Either party may disclose to the other party any information that the disclosing party would normally freely disclose to the other members of the scientific community at large, whether by publication, by presentation at seminars, or in informal scientific discussions.

b. The parties may wish, from time to time, in connection with work contemplated under this Agreement, to disclose confidential information to each other ("Confidential Information"). Each party will use reasonable efforts to prevent the disclosure of any of the other party's Confidential Information to third parties for a period of one year from receipt thereof. The recipient may acquire information that pertains to the discloser's processes, equipment, programs, developments, or plans that is both (i) disclosed or made known by the disclosure to the recipient and
                  (ii) identified in writing as "proprietary" by the disclosure. The recipient agrees not to disclose any Confidential Information to third parties or to use any Confidential Information for any purpose other than performance of the services contemplated by this Agreement, without prior written consent of the Company.

c. Confidential Information subject to paragraph 4(b) does not include information that (i) is or later becomes available to the public through no breach of this Agreement by the recipient; (ii) is obtained by the recipient from a third party who had the legal right to disclose the information to the recipient; (iii) is already in the possession of the recipient on the date this Agreement becomes effective; (iv) is independently developed by recipient; or (v) is required to be disclosed by law, government regulation, or court order. In addition, Confidential Information subject to paragraph 4(b) does not include information generated by the Consultant unless the information (i) is generated as a direct result of the performance of consulting services under this Agreement and (ii) is not generated in the course of the Consultant's activities as a The Straube Center.

5.                Return of Materials
                  The Consultant agrees to promptly return, following the termination of this Agreement or upon earlier request by the Company, all drawings, tracings, and written materials in the Consultant's possession and (i) supplied by the Company in conjunction with the Consultant's consulting services under this Agreement or (ii) generated by the Consultant in the performance of consulting services under this Agreement and not generated in the course of the Consultant's activities as a The Straube Center employee.
6.       Defense and Indemnification
                  The company agrees, at its sole expense, to defend the Consultant against, and to indemnify and hold the Consultant harmless from, any claims or suits by a third party against the Consultant or any liabilities or judgments based thereon, either arising form the Consultant's performance of services for the Company under this Agreement or arising from any Company products which result from the Consultant's performance of services under this Agreement.
7.       Term and Termination
              This Agreement shall be for a term of 12 months, renewable upon reasonable terms and conditions as may be agreed upon by the Company and the Consultant.
8.                Miscellaneous
a. This Agreement shall inure to the benefit of and be binding upon the respective heirs, executors, successors, representatives, and assigns of the parties, as the case may be.
b. The relationship created by this Agreement shall be that of independent contractor, and the Consultant shall have no authority to bind or act as agent for the Company or its employees for any purpose.
c. The Company will not use the Consultant's name in any commercial advertisement or similar material used to promote or sell products, unless the Company obtains in advance the written consent of both the Consultant.
d. This Agreement replaces all previous agreements and the discussions relating to the subject matters hereof and constitutes the entire agreement between the Company and the Consultant with respect to the subject matters of this Agreement. This Agreement may not be modified in any respect by any verbal statement, representation, or agreement made by any employee, officer, or representative of the Company, or by any written documents unless it is signed by an officer of the Company and by the Consultant.
e. If any term or provision of this Agreement is deemed invalid, contrary to, or prohibited under applicable laws or regulation of any jurisdiction, this Agreement (save only this sentence) shall be invalid.
IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first stated above.

By:______________________________
          President

By: ___________________________
          Win Straube, Consultant